Exhibit 99.1

SunEdison Announces Agreement to Extinguish $336 Million of 2020 Exchangeable Notes

MARYLAND HEIGHTS, Mo., Dec. 30, 2015 /PRNewswire/ — SunEdison, Inc. (the “Company”) (NYSE: SUNE) announced today that its wholly-owned subsidiary, Seller Note, LLC, entered into an agreement to extinguish all of its outstanding $336 million aggregate principal amount of 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Exchangeable Notes”). In return for extinguishing the Exchangeable Notes, noteholders will receive consideration in the form of SunEdison’s membership equity interest in certain under development renewable energy assets as well as a specified number of Class A shares of TerraForm Power, Inc. (NASDAQ: TERP) currently utilized by the Company to secure the Exchangeable Notes. Approximately $121 million of the Exchangeable Notes will be extinguished shortly following the signing of the agreement, with the remainder to be extinguished upon the transfer of the relevant projects.

“We are very pleased to reach an agreement with the holders of the Exchangeable Notes to extinguish the debt.” said Brian Wuebbels, SunEdison’s chief financial officer. “We believe this was a mutually beneficial solution to deleverage our balance sheet by selling our under development assets as well as the Company’s shares of TerraForm Power.”

Terms of the Transactions

The Company intends to file a Current Report on Form 8-K that provides additional details on the transaction.

About SunEdison

SunEdison is the largest global renewable energy development company and is transforming the way energy is generated, distributed, and owned around the world. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers. SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison’s common stock is listed on the New York Stock Exchange under the symbol “SUNE.” To learn more visit www.sunedison.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “believe,” “intend,” “plan,” “predict,” “outlook,” “objective,” “forecast,” “target,” “continue,” “will,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond SunEdison’s control and are described in SunEdison’s Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide SunEdison’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but SunEdison can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. SunEdison disclaims any obligation to update or revise any forward-looking statement, except as required by law.

Media:

Ben Harborne,

bharborne@sunedison.com

(650) 474-1631

Investors/Analysts:

R. Phelps Morris

SunEdison

pmorris@sunedison.com

(314) 770-7325